UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gregg Williams as Chairman of the Board.

On March 12, 2018, the Board of Directors of Second Sight Medical Products, Inc. (the “Company”) appointed Gregg Williams as Chairman of the Board. Mr. Williams, a current member of the Board of Directors and largest shareholder of the Company, succeeds Dr. Robert Greenberg, who has served as Chairman of the Board of Directors since August 2015.

Mr. Williams joined Second Sight’s Board of Directors in June 2009. He serves as the Chairman, President, and Chief Executive Officer of Williams International Corporation since April 2005. He also serves as a Director of the General Aviation Manufacturers Association.

ITEM 8.01 Other Events

On March 16, 2018 Second Sight Medical Products, Inc. issued a press release announcing that the Board of Directors of the Company on March 12, 2018 appointed Gregg Williams as Chairman of the Board. A copy of the Company’s press release entitled “Second Sight Appoints Gregg Williams as Chairman of the Board of Directors” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued March 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller____________

By: Thomas B. Miller

Chief Financial Officer